Exhibit 99.1

ShotSpotter Reports First Quarter 2019 Financial Results

Quarterly Revenue up 39% Year-Over-Year to $9.6 Million

NEWARK, CA – May 9, 2019 – ShotSpotter, Inc. (NASDAQ: SSTI), the leader in gunshot detection solutions that help law enforcement officials and security personnel identify, locate and deter gun violence, today reported financial results for the first quarter ended March 31, 2019.

First Quarter 2019 Financial and Operational Highlights

●	Revenues increased 39% to $9.6 million, up from $6.9 million for the first quarter of 2018.
●	Gross profit margin increased 6% to 58% from 52% for the first quarter of 2018.
●	Net loss totaled $362,000, an improvement from a net loss of $1.2 million for the same period in 2018.
●	Adjusted EBITDA[1] totaled $1.6 million, an improvement from $26,000 for the same period in 2018.
●	Added 12 net new “go-live” square miles of coverage during the quarter.
●	Appointed Nasim Golzadeh to the new position of Senior Vice President of Customer Support and Professional Services to help scale the Company’s professional services business.
●	Appointed Merline Saintil, a veteran tech and industry leader, to the Board of Directors, increasing the size of the Board to seven members.
●	Revised and narrowed revenue guidance for full year 2019 to a range of $44.5 million to $45.5 million (previous revenue guidance range was $45 million to $47 million).

(1)

See the section below titled “Non-GAAP Financial Measures” for more information about adjusted EBITDA (defined as Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-based Compensation), and its reconciliation to GAAP net income (loss).

Management Commentary

“We began the year building on the momentum of 2018, with solid financial results for Q1,” said Ralph Clark, CEO of ShotSpotter. “The quarter was highlighted by a 39% year-over-year increase in revenues, expanded gross profit margin and solid adjusted EBITDA, reflecting the inherent leverage in our operating model. As anticipated, we realized a GAAP net loss in the quarter, however, we remain on track to achieve GAAP profitability for the full year. We ended the quarter with nearly $30 million in cash, including our successful equity offering and generating almost $9 million of operating cash flow during the period. Our bolstered balance sheet provides us with ample resources to not only fuel our organic growth but act opportunistically on strategic M&A opportunities to further expand our SaaS platform into adjacent growth markets.”

“From an operational standpoint, we added 12 net new ‘go-live’ square miles of coverage in Q1, bringing our total live miles to 660. While our go-live miles can vary quarter-to-quarter, we expect our quarterly go-live miles to increase in Q2 and the balance of the year. In fact, we expect to turn on approximately 50 new miles in the next 90+ days, putting us well on pace toward achieving our two-year goal of adding 300 gross net new miles.”

“Our success operationally is the direct result of ShotSpotter’s world-class team and innovative technology that help our valued customers’ reduce gun violence and strengthen community relations. It is products like our new Investigative Lead Summary tool, which has received strong interest, that continue to fortify our competitive position as we aim to capitalize on the billion-plus-dollar core market opportunity,” Mr. Clark continued.

“Looking ahead, our focused execution on our strategic initiatives coupled with the business we have under contract, strong renewal rates and deferred revenue balance, give us confidence that we will deliver on our near - and long-term growth and profitability objectives,” Mr. Clark concluded.

First Quarter 2019 Financial Results

Revenues for the first quarter of 2019 increased 39% to $9.6 million from $6.9 million for the same period in 2018. The increase in revenues was due to growth in the number of miles covered, which was driven by expanded deployments with current customers as well as the addition of new customers.

Gross profit for the first quarter of 2019 increased 55% to $5.6 million (58% of revenues) from $3.6 million (52% of revenues) for the same period in 2018.

Total operating expenses for the first quarter of 2019 increased 23% to $5.9 million from $4.8 million for the same period last year. The increase in operating expenses was primarily due to higher sales and marketing expenses related to expanded marketing initiatives and growth of our customer success team.

Net loss totaled $362,000 or $(0.03) per share (based on 11.0 million basic and diluted weighted average shares outstanding), an improvement from net loss of $1.2 million or $(0.12) per share (based on 10.1 million basic and diluted weighted average shares outstanding), for the same period in 2018.

Adjusted EBITDA for the first quarter of 2019 totaled $1.6 million, an improvement from an adjusted EBITDA of $26,000 in the same period last year.

Financial Outlook

For the full year of 2019, the company adjusted its revenue outlook to a range of $44.5 million to $45.5 million (previously $45 million to $47 million), due to delays in the contract negotiation and approval process with two new potential customers and the loss of one customer that had a contract of seven miles. The new revenue outlook represents an increase of approximately 29% at the midpoint, compared to revenues for full year 2018. Additionally, the company expects to achieve GAAP profitability for the full year of 2019.

The company’s financial outlook statements are based on current expectations. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Safe Harbor Statement” below.

Conference Call

ShotSpotter will hold a conference call today, May 9, 2019 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results and provide an update on business conditions.

ShotSpotter management will host the presentation, followed by a question and answer period.

Date: Thursday, May 9, 2019

Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)

U.S. dial-in: 1-877-876-9174

International dial-in: 1-785-424-1669

Conference ID: SHOTSPOTTER

The conference call will be broadcast simultaneously and available for replay via the investor section of the company’s website at www.shotspotter.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact ShotSpotter’s investor relations team at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern Time on the same day through June 9, 2019.

U.S. replay dial-in: 1-844-512-2921

International replay dial-in: 1-412-317-6671

Replay ID: 1134368

Non-GAAP Financial Measures

Adjusted EBITDA: ShotSpotter discloses the following non-GAAP financial measure in this release and the earnings call referencing this press release: Adjusted EBITDA, which represents the company’s net income or loss before interest (income) expense, income taxes, depreciation and amortization and stock-based compensation expense. Adjusted EBITDA is a measure used by management internally to understand and evaluate the company’s core operating performance and trends across accounting periods and in connection with developing future operating plans, making strategic decisions regarding the allocation of capital and considering initiatives focused on cultivating new markets for our solutions. In particular, the exclusion of these expenses in calculating adjusted EBITDA facilitates comparisons of the company’s operating performance on a period-to-period basis.

ShotSpotter believes adjusted EBITDA also provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. For example, ShotSpotter adjusts EBITDA for stock-based compensation expense because that expense often varies for reasons that are generally unrelated to financial and operational performance in any particular period. Stock-based compensation is utilized by ShotSpotter to attract and retain employees with a goal of long-term retention and the alignment of employee interests with those of the Company and its stockholders, rather than to address operational performance for any particular period.

Adjusted EBITDA is not a measure calculated in accordance with GAAP. Accordingly, use of adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of ShotSpotter’s financial results as reported under GAAP. Some of these limitations are: (1) adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; and (2) other companies, including companies in our industry, may calculate adjusted EBITDA or similarly titled measures differently, which reduces the usefulness of the metric as a comparative measure. Because of these and other limitations, you should consider adjusted EBITDA alongside our GAAP-based financial performance measures, in particular net income or loss, and our other GAAP financial results.

The following table presents a reconciliation of adjusted EBITDA to net income or loss, the most directly comparable GAAP measure, for each of the periods indicated:

	Three Months Ended March 31,
	2019	2018
GAAP net loss	$(362)	$(1,217)
Less:
Interest income	(33)	(27)
Income taxes	18	26
Depreciation and amortization	1,238	817
Stock-based compensation expense	754	427
Adjusted EBITDA	$1,615	$26

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the company’s business plans, international expansion, expectations regarding future sales and expenses, our ability to act opportunistically on strategic M&A opportunities and expand our SaaS platform into adjacent growth markets,  our ability to capitalize on market opportunities, the ability to achieve near and long-term growth and profitability objectives, and revenue and net income expectations and GAAP profitability guidance for 2019. Words such as "expect," "anticipate," "should," "believe," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the company’s control. The company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the company’s ability to maintain and increase sales; the availability of funding for the company’s customers to purchase the company’s solutions; the complexity, expense and time associated with contracting with government entities; the company’s ability to maintain and expand coverage of existing public safety customer accounts and further penetrate the public safety market; the company’s ability to sell its solutions into new markets; the lengthy sales cycle for the company’s solutions; changes in federal funding available to support local law enforcement; the company’s ability to deploy and deliver its solutions; and the company’s ability to maintain and enhance its brand, as well as other risk factors included in the company’s most recent annual report on Form 10-K and other SEC filings. These forward-looking statements are made as of the date of this press release and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Except as required by law, the company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

About ShotSpotter, Inc.

ShotSpotter (NASDAQ: SSTI) provides precision-policing solutions for law enforcement to help deter gun violence and make cities, campuses and facilities safer. The company’s flagship product, ShotSpotter® Flex™, is the leading gunshot detection, location and forensic system trusted by almost 100 cities. ShotSpotter® Missions™ uses artificial intelligence-driven analysis to help strategically plan patrol missions and tactics for maximum crime deterrence. ShotSpotter has been designated a Great Place to Work® Company.

Company Contact:

Alan Stewart, CFO

ShotSpotter, Inc.

+1 (510) 794-3100

astewart@shotspotter.com

Investor Relations Contacts:

Matt Glover

Gateway Investor Relations

+1 (949) 574-3860

SSTI@gatewayir.com

JoAnn Horne

Market Street Partners

+1 (415) 445-3240

jhorne@marketstreetpartners.com

ShotSpotter, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues	$9,593	$6,907
Cost of revenues	4,004	3,308
Gross profit	5,589	3,599

Operating expenses
Sales and marketing	2,629	1,554
Research and development	1,294	1,236
General and administrative	1,986	2,028
Total operating expenses	5,909	4,818
Operating loss	(320)	(1,219)
Other income (expense), net
Interest income, net	33	27
Other income (expense), net	(57)	1
Total other income (expense), net	(24)	28
Loss before income taxes	(344)	(1,191)
Provision for income taxes	18	26
Net loss	$(362)	$(1,217)
Net loss per share, basic and diluted	$(0.03)	$(0.12)
Weighted average shares used in computing net loss per share, basic and diluted	11,005,781	10,067,830

ShotSpotter, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2019	2018
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$29,524	$10,218
Accounts receivable and unbilled revenue	7,375	15,267
Prepaid expenses and other current assets	1,332	1,527
Restricted cash	60	60
Total current assets	38,291	27,072
Property and equipment, net	16,688	16,504
Operating lease right-of-use asset	765	—
Goodwill	1,379	1,379
Intangible assets, net	255	242
Other assets	1,638	1,922
Total assets	$59,016	$47,119
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,698	$1,307
Deferred revenue, short-term	23,415	23,102
Accrued expenses and other current liabilities	3,960	4,427
Total current liabilities	29,073	28,836
Deferred revenue, long-term	1,095	1,060
Other liabilities	549	76
Total liabilities	30,717	29,972
Stockholders' equity:
Common stock	57	55
Additional paid-in capital	126,143	114,618
Accumulated deficit	(97,739)	(97,377)
Accumulated other comprehensive loss	(162)	(149)
Total stockholders' equity	28,299	17,147
Total liabilities and stockholders' equity	$59,016	$47,119

ShotSpotter, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(362)	$(1,217)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,238	817
Stock-based compensation	754	427
Changes in operating assets and liabilities:
Accounts receivable	7,892	(2,439)
Prepaid expenses and other assets	195	11
Accounts payable	(346)	305
Accrued expenses and other current liabilities	(810)	(834)
Deferred revenue	344	706
Net cash provided by (used in) operating activities	8,905	(2,224)
Cash flows from investing activities:
Purchase of property and equipment	(896)	(2,985)
Investment in intangible and other assets	(34)	(10)
Net cash used in investing activities	(930)	(2,995)
Cash flows from financing activities:
Proceeds from issuance of common stock upon secondary offering	11,247	—
Payments of offering costs	(127)	—
Proceeds from exercise of stock options	219	342
Net cash provided by financing activities	11,339	342
Increase (decrease) in cash, cash equivalents and restricted cash	19,314	(4,877)
Effect of exchange rate on cash and cash equivalents	(8)	42
Cash, cash equivalents and restricted cash at beginning of year	10,278	19,597
Cash, cash equivalents and restricted cash at end of period	$29,584	$14,762